Exhibit 99.1

       NEWS BULLETIN
                               RE:    Headwaters Incorporated
          from                        10653 South River Front Parkway, Suite 300
                                      South Jordan, UT 84095
        FINANCIAL                     (801) 984-9400
     RELATIONS BOARD                  NASDAQ: HDWR

--------------------------------------------------------------------------------

FOR FURTHER INFORMATION

AT THE COMPANY:                                  AT FINANCIAL RELATIONS BOARD:
Sharon Madden                                    Tricia Ross
Director of Investor Relations                   Analyst Contact
(801)  984-9400                                  (310) 407-6540

FOR IMMEDIATE RELEASE:
September 8, 2004


                        HEADWATERS INCORPORATED ACQUIRES
                              TAPCO HOLDINGS, INC.

       o Expands Construction Materials Pro Forma Revenue by $237 Million
                          for LTM Ended June 30, 2004

   o Expected Accretion in 2005 of $0.10 to $0.20 Earnings Per Diluted Share

          o Fiscal 2005 Earnings Guidance of $2.20 to $2.30 Per Share

SOUTH JORDAN, UTAH, SEPTEMBER 8, 2004 - HEADWATERS INCORPORATED (NASDAQ: HDWR) today announced that it has acquired Tapco Holdings Inc., ("Tapco") a leading manufacturer of building products and professional tools used in residential remodeling and construction for $715 million in cash.

Transaction Overview
--------------------

o     $715 million purchase price
o     Purchase price funded with proceeds from senior secured credit facilities

Tapco Highlights
----------------

o      Leading market share in core markets, primarily wall siding accessories
o Vendor of choice for wholesale and the leading U.S. home improvement retailers based on:
       -   Distribution capabilities
       -   Investment in state-of-the-art manufacturing and logistics systems
o      Strong free cash flow and margins
o Demonstrated growth during housing cycle downturns and interest rate increases - significant presence in the remodeling market

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o      Strong management team and extensive industry experience

Transaction Rationale
---------------------

o Transaction expected to be earnings accretive in the range of $0.10 to $0.20 in fiscal 2005
o      Further diversifies cash flow and earnings
o Increases operating cash flow that can be used to de-lever and invest in additional growth opportunities such as nanotechnology
o Expands construction materials platform with product breadth, geographic strength, distribution and logistics capabilities
o Provides access to Tapco's extensive distribution network comprising over 9,000 ship-to locations including retailers Home Depot and Lowe's
o Enhances the stability of Headwaters' construction materials cash flow because of Tapco's presence in the less cyclical remodeling market

Forecast Fiscal 2005
--------------------

o      Forecast earnings per share for fiscal 2005 of $2.20 to $2.30
o      Integration of new businesses is moving forward appropriately
o      Growth in manufactured stone exceeding expectations
o      Improved construction materials margins o Solid fly ash performance

Kirk A. Benson, Chairman and CEO of Headwaters, stated, "Tapco has a leading market position in the building materials market and will allow Headwaters to further expand in this area. The acquisition of Tapco will strengthen and diversify Headwaters' construction materials platform with complementary products, geographical strength, and distribution and logistics capabilities. It is consistent with Headwaters' strategy of acquiring market-leading companies with complementary distribution channels and organic growth opportunities. The acquisition of Tapco, along with the acquisition of Eldorado Stone LLC earlier in 2004, places Headwaters in what we believe to be two of the highest growth areas of the siding market: manufactured stone and specialty molded products."

Tapco will become part of Headwaters Construction Materials, an expanding division of Headwaters that manufactures, distributes and sells manufactured stone, masonry mortars, blocks, stucco materials, and specialty molded siding accessories. In the last six months, Headwaters has acquired Eldorado Stone, the #2 U.S. manufacturer of architectural stone veneer, Southwest Concrete, which makes Headwaters the largest supplier of concrete block in the Texas market, and Tapco, the largest U.S. manufacturer of injection-molded siding accessories.

Tapco
-----

Tapco is a leading designer, manufacturer and marketer of building products and professional tools used in exterior residential home improvement and construction. Tapco believes it has a greater than 75% market share in its core products, based on its survey of the marketplace. These products are primarily injection-molded from polypropylene and enhance the appearance of homes and include window shutters (decorative, operational, functional and storm

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protection), gable vents, mounting blocks for exterior fixtures, roof ventilation, exterior decor products (window headers/mantels, sunbursts, door surrounds, exterior dentil trim and decorative windows) and specialty siding products (replica cedar shake and shingle siding). Professional tools include portable cutting and shaping tools used by contractors on site to fabricate customized aluminum shapes that complement the installation of exterior siding.

                   2003 Gross Sales by Product
                   ---------------------------

                   Shutters                         $114MM     48%
                   Exterior Vents                   $ 33MM     14%
                   Mounting Blocks                  $ 31MM     13%
                   Other                            $ 30MM     13%
                   Professional Installation Tools  $ 28MM     12%


                   2003 Gross Sales by Channel
                   ---------------------------

                   Wholesale                        $164MM     69%
                   Retail                           $ 63MM     27%
                   Manufactured Housing             $  6MM      3%
                   International                    $  3MM      1%


Tapco's products are sold primarily in the United States and Canada, with less than 5% of sales in Europe, Australia and Asia, through four principal channels: one-step distributors, two-step distributors, "do-it-yourself" mass merchandisers and manufactured housing distributors. Tapco distributes its products through substantially all major U.S. vinyl siding distributors in the one-step and two-step channels. In contrast, many of Tapco's competitors manufacture accessory products as a minor adjunct to their core siding business and generally only distribute through authorized distributors of their siding products.

Tapco markets its products under various brands that are differentiated between the retail and wholesale distribution channels. These brands include: "Tapco Products," "Mid-America Building Products," "Mid-America Master Series," "Builders Edge," "Atlantic Shutter Systems," "Vantage," and "The Foundry."

Sales are currently impacted by growth in the siding market, and more particularly in the vinyl siding market. Growth in the siding market tends to increase demand for accessory products as does growth in new product categories like functional shutters and specialty siding. Headwaters believes the continued growth in vinyl siding sales is a function of home improvement activity, construction activity and consumer acceptance. Vinyl siding has continued to gain acceptance and increased market share among all siding materials, accounting for nearly 50% of all siding sales in 2002. Tapco, through the introduction of new products, extensive marketing, logistics management and acquisitions, has continued to increase its market share of accessories that accompany vinyl siding sales. Tapco believes that it has the broadest accessory product line in the industry with more than 140,000 SKUs of accessories complementing all vinyl siding in the market.

Approximately 75% of Tapco's sales during fiscal 2003 were tied to the home improvement industry, which is typically less cyclical than new construction because remodeling is generally less expensive than a new home and is often

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required to preserve the value of a home. During economic downturns, Headwaters believes remodeling with vinyl siding is often more attractive than remodeling with wood or brick because of its lower cost. The use of Tapco's products is a way for contractors to differentiate themselves and maximize sales because the products are more aesthetically pleasing, easy to install and provide broader customer choice. As a result, Tapco's products have experienced strong growth rates during economic downturns. Additionally, Tapco's professional installation tools are purchased by contractors to allow them to work independently of other business arrangements when there are fewer over-all jobs, which can mitigate cyclicality.

 "The acquisition of Tapco fits well into our "wall" building products strategy. Almost all of Tapco's products are accessories associated with exterior wall construction. It also expands our ability to deliver wall products using a variety of raw materials and production processes through a greatly expanded distribution system," said Kirk A. Benson, Headwaters Chief Executive Officer.

The Transaction
---------------

The transaction was funded with senior secured credit facilities and balance sheet cash. The permanent credit facilities were underwritten by Morgan Stanley and JPMorgan. Morgan Stanley acted as exclusive strategic M&A advisor to Headwaters on this transaction.

The senior secured credit facilities consist of a $640 million first lien term loan maturing in April 2011, and a $150 million second lien term loan maturing in September 2012. The first lien term loan will amortize in quarterly installments of 1% per year with the remaining balance due in three equal installments in November, February and April of the final year. The second lien term loan is due in a single payment at maturity. The senior secured credit facilities are subject to customary covenants. In connection with the syndication of the credit facilities the lenders are entitled to make adjustments to the pricing and other terms of the credit facilities as the lead arrangers may deem advisable, subject to certain limitations.

The proceeds from the new borrowings and balance sheet cash was used to complete the acquisition, repay Headwaters' current outstanding senior debt, and pay the expenses of the transaction. Use of proceeds totals approximately $810 million.

Steven G. Stewart, Chief Financial Officer, commented, "We believe Headwaters' strong cash flow, coupled with Tapco's operations, provides us with the ability to meet the debt service requirements of these new higher debt levels. We are intent on paying down the debt as rapidly as possible as we have always indicated our preference of operating the business at a level of debt that is 2 to 2.5 times EBITDA. Headwaters strong generation of funds from operations of our businesses should allow us to substantially reduce the debt to EBITDA ratio by the end of 2005. Headwaters may consider a future equity offering not to exceed $175 million to reduce indebtedness, subject to market conditions and the effects of expected dilution."

Pro forma Information
---------------------

The acquisition is expected to be accretive to Headwaters' fiscal 2005 EPS. On a pro forma basis Tapco would have been approximately $0.20 accretive for the LTM ended June 30, 2004, if the acquisition had occurred on July 1, 2003. It is

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anticipated that Tapco will be accretive to Headwaters' 2005 EPS in the range of
$0.10 to $0.20. After consummation of the transaction, Headwaters has approximately $972 million in long-term debt and an indebtedness to EBITDA ratio of approximately 4.4, based on pro forma LTM results as of June 30, 2004. See the attached pro forma information and EBITDA reconciliation.

The addition of Tapco continues the diversification of Headwaters' revenue and provides cash flows for future development of important technological, operational and strategic initiatives. On a LTM basis, including Tapco, Headwaters' revenues have increased in the construction materials segment. As shown in the following table, alternative energy, CCPs and construction materials represent 21%, 26%, and 53% of total pro forma revenue, respectively.

                      Alternative Energy - 175,900
                      CCP's - 220,400
                      Construction Materials - 438,000
                      Total - 834,300


Acquisition Benefits

Diversification of Cash Flows. The acquisition of Tapco will further diversify Headwaters' cash flow stream away from revenue associated with Section 29 business activities. On a pro forma basis, Covol Fuels represents approximately 20% of Headwaters' revenue versus approximately 33% previously. In addition, Tapco's significant presence in the remodeling market and historical strength throughout economic cycles provides balanced exposure to both the new construction and home improvement markets. Consequently, we believe this transaction will increase the operating cash flows that Headwaters can use to de-lever and invest in growth opportunities such as HTI's nanotechnology.

Margin Enhancement. Tapco brings economy of scale and manufacturing expertise that results in some of the lowest manufacturing costs in the siding accessory industry, which we believe will improve margins in our construction materials segment.

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
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Strong Free Cash Flow Generation. We believe that Tapco's strong EBITDA margins will enhance Headwaters' free cash flow profile.

Established Market Leader. Tapco is the vendor of choice in injection-molded accessories and adds to Headwaters' portfolio of market-leading building products brands.

Access to Tapco Distribution Network. Headwaters intends to identify additional products that we can distribute through Tapco's existing network. Tapco currently ships to greater than 9,000 distribution points through thousands of distributors. The Company also may be able to leverage the distribution networks of Tapco, Eldorado and our masonry products businesses to accelerate sales of our diverse product portfolio of construction materials. For example, Tapco's strong distribution and marketing presence in the remodeling industry may create a marketing and sales opportunity for Eldorado Stone, which is primarily marketed and distributed to the new construction market. Further, Eldorado's strong presence in the Southwest United States and our leading regional concrete block presence in Texas may create new distribution channels for Tapco products.

Experienced Management Team. Tapco brings an energetic management team that has increased net revenues from $165.9 million in 2001 to $236.9 million for the LTM ended June 30, 2004.

"We are pleased to combine with Headwaters," said Jack Lawless, President of Tapco. "We believe that we will have an opportunity to participate with Headwaters to create one of the finest energy and building products companies in the world. Tapco's management is committed to a long and productive relationship."

Future Outlook
--------------

"Headwaters has normally provided next year guidance after the end of our fiscal year," stated Steven G. Stewart, Chief Financial Officer. "The Tapco acquisition is significant and will be important to our fiscal 2005 performance. In addition, our existing business operations are performing well ahead of our original expectations. Accordingly, we are pleased to be able to provide a forecast for 2005 of between $2.20 and $2.30 earnings per diluted share. This forecast could be adjusted based upon the results of the Emerging Issues Task Force's review of contingent convertible debt instruments. Reducing our fiscal 2004 earnings forecast of $1.90 earnings per diluted share for the one time earnings event in the March quarter of $0.25 per share, our 2005 earnings forecast represents a growth rate of between 33% and 39%. Without the adjustment for the March quarter the expected growth rate would be 16% to 21%. We are excited about the financial performance of our businesses, the strong funds generated from operations, and the addition of Tapco."

Headwaters will hold a conference call and web cast (with slides) today, at 2:30 p.m. ET, to discuss the Tapco acquisition. The call can be accessed live by calling 800-215-6437 or 706-634-0805 (international). The call will also be available live via the Internet by accessing Headwaters' web site at www.hdwtrs.com and clicking on the Investor Relations section. To listen to the

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live broadcast, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, an online replay will be available for 90 days on www.hdwtrs.com, or a phone replay will be available from one hour after the call and through September 15, 2004 at 11:59 p.m. ET. You may access the replay by dialing 800-642-1687 or 706-645-9291 (international) and entering the passcode 9987359.

About Headwaters Incorporated
-----------------------------

Headwaters Incorporated is a world leader in creating value through innovative advancements in the utilization of natural resources. The Company is focused on providing services to energy companies, conversion of fossil fuels into alternative energy products, and adding value to energy. Headwaters generates revenue from managing coal combustion products (CCPs) and from licensing its innovative chemical technology to produce an alternative fuel. Through its CCP business, building products business, and its solid alternative fuels business, the Company earns a growing revenue stream that provides the capital needed to expand and acquire synergistic new business opportunities.

About Tapco
-----------

Tapco is a leading designer, manufacturer and marketer of building products and professional tools used in exterior residential remodeling and construction. Tapco's products are sold primarily in the United States and Canada, with less than 5% of sales in Europe, Australia and Asia. Tapco distributes its products through substantially all major U.S. vinyl siding distributors in the one-step and two-step channels. Tapco's web site is www.tapcoint.com.


Forward Looking Statements
--------------------------

Certain statements contained in this report are forward-looking statements within the meaning of federal securities laws and Headwaters intends that such forward-looking statements be subject to the safe-harbor created thereby.

Forward-looking statements include Headwaters' expectations as to the managing and marketing of coal combustion products and building products, operation of facilities utilizing alternative fuel technologies, the marketing of synthetic fuels, the receipt of licensing fees, royalties, and product sales revenues, the development, commercialization, and financing of new technologies and other strategic business opportunities and acquisitions, and other information about Headwaters. Such statements that are not purely historical by nature, including those statements regarding Headwaters' future business plans, the operation of facilities, the availability of tax credits, the availability of feed stocks, and the marketability of the coal combustion products, building products, and synthetic fuel, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and our future results that are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Actual results may vary materially from such expectations. Words such as "expects," "anticipates," "targets," "goals," "projects," "believes," "seeks," "estimates," variations of such words, and similar expressions are intended to identify such forward-looking statements. Any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking.

In addition to matters affecting the coal combustion products, synthetic fuel and building products industries or the economy generally, factors which could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the captions entitled "Forward-looking Statements" and "Risk Factors" in Item 7 in Headwaters' Annual Report on Form 10-K for the fiscal year ended September 30, 2003, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses.

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Although Headwaters believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that our results of operations will not be adversely affected by such factors. Unless legally required, we undertake no obligation to revise or update any forward-looking statements for any reason. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.

Our internet address is www.hdwtrs.com. There we make available, free of charge, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our reports can be accessed through the investor relations section of our web site.

HEADWATERS INCORPORATED
CONDENSED CONSOLIDATED STATEMENT OF INCOME (Unaudited) for the Nine Months Ended
June 30, 2004 (thousands of dollars and shares, except per-share amounts)

                                                                                                     Headwaters
                                                                     Tapco          Eldorado        Consolidated    Pro Forma
                                                                   Nine Months    Eight Months      Nine Months    Nine Months
                                                                     Ended            Ended           Ended           Ended
                                                                  July 31, 2004   May 31, 2004     June 30, 2004  June 30, 2004
                                                                  -------------  ----------------  -------------  --------------
Revenue:                                                            (ACTUAL)        (ACTUAL)         (ACTUAL)      (PRO FORMA)
     Sales of chemical reagents                                                                       $  98,393       $  98,393
     License fees                                                                                        59,276          59,276
     Coal combustion products revenues                                                                  143,363         143,363
     Sales of construction materials                                   171,339            78,491         49,961         299,791
     Other revenues                                                                                       4,315           4,315
                                                                  -------------  ----------------  -------------  --------------
Total revenue                                                          171,339            78,491        355,308         605,138
                                                                  -------------  ----------------  -------------  --------------

Operating costs and expenses:
     Cost of chemical reagents sold                                                                      66,804          66,804
     Cost of coal combustion products revenues                                                          102,835         102,835
     Cost of construction materials sold                                94,979            54,352         38,921         188,252
     Cost of other revenues                                                                                 362             362
     Depreciation and amortization                                       1,628             4,484         11,056          24,680
     Research and development                                                                             5,135           5,135
     Selling, general and administrative                                26,663            14,006         42,340          83,009
                                                                  -------------  ----------------  -------------  --------------
Total operating costs and expenses                                     123,270            72,842        267,453         471,077
                                                                  -------------  ----------------  -------------  --------------
Operating income                                                        48,069             5,649         87,855         134,061

Interest income (expense), net                                         (19,496)           (3,641)       (12,253)        (48,159)
Other income (expense), net                                                100                 0         (2,118)         (2,018)
                                                                  -------------  ----------------  -------------  --------------
Income before income taxes                                              28,673             2,008         73,484          83,884

Income tax provision                                                   (10,601)                0        (28,705)        (32,761)
                                                                  -------------  ----------------  -------------  --------------
Net income                                                           $  18,072         $   2,008      $  44,779       $  51,123
                                                                  =============  ================  =============  ==============
Basic earnings per share                                                                              $    1.43       $    1.63
                                                                                                   =============  ==============
Diluted earnings per share                                                                            $    1.38       $    1.57
                                                                                                   =============  ==============
Weighted average shares outstanding -- basic                                                             31,287          31,287
                                                                                                   =============  ==============
Weighted average shares outstanding -- diluted                                                           32,501          32,501
                                                                                                   =============  ==============

Reconciliation of actual results to pro forma results for the nine months ended
June 30, 2004:

     Headwaters' historical net income as originally reported, including one month of Eldorado net income subsequent to June 2, 2004, date of
         acquisition                                                                   $  44,779
     Eldorado's historical net income prior to date of acquisition                         2,008
     Tapco's historical net income                                                        18,072
     Net increase in amortization expense on acquired intangible assets                   (7,512)
     Net increase in interest expense on new debt facilities                             (12,769)
     Income tax effect of above adjustments                                                6,545
                                                                                 ----------------
     Pro forma net income shown above                                                  $  51,123
                                                                                 ================

HEADWATERS INCORPORATED
CONDENSED CONSOLIDATED STATEMENT OF INCOME (Unaudited) for the Year Ended
September 30, 2003 (thousands of dollars and shares, except per-share amounts)

                                                                                                     Headwaters
                                                                     Tapco          Eldorado        Consolidated    Pro Forma
                                                                   Year Ended      Year Ended       Year Ended     Year Ended
                                                                   October 31,     December 31,     September 30,  September 30,
                                                                      2003             2003             2003            2003
                                                                  -------------  ----------------  -------------  --------------
Revenue:                                                             (ACTUAL)        (ACTUAL)         (ACTUAL)      (PRO FORMA)
     Sales of chemical reagents                                                                       $ 128,375       $ 128,375
     License fees                                                                                        35,726          35,726
     Coal combustion products revenues                                                                  169,938         169,938
     Sales of construction materials                                   212,816           103,659         49,350         365,825
     Other revenues                                                                                       4,241           4,241
                                                                  -------------  ----------------  -------------  --------------
Total revenue                                                          212,816           103,659        387,630         704,105
                                                                  -------------  ----------------  -------------  --------------

Operating costs and expenses:
     Cost of chemical reagents sold                                                                      87,386          87,386
     Cost of coal combustion products revenues                                                          123,146         123,146
     Cost of construction materials sold                               126,729            72,060         37,689         236,478
     Cost of other revenues                                                                               3,919           3,919
     Depreciation and amortization                                       1,870             6,526         12,982          31,395
     Research and development                                                                             4,674           4,674
     Selling, general and administrative                                32,785            17,059         40,715          90,559
                                                                  -------------  ----------------  -------------  --------------
Total operating costs and expenses                                     161,384            95,645        310,511         577,557
                                                                  -------------  ----------------  -------------  --------------
Operating income                                                        51,432             8,014         77,119         126,548

Interest income (expense), net                                         (30,375)           (5,349)       (15,377)        (63,990)
Other income (expense), net                                               (273)                0         (1,661)         (1,934)
                                                                  -------------  ----------------  -------------  --------------
Income before income taxes                                              20,784             2,665         60,081          60,624

Income tax provision                                                    (7,042)                0        (23,450)        (23,662)
                                                                  -------------  ----------------  -------------  --------------
Net income                                                           $  13,742         $   2,665      $  36,631       $  36,962
                                                                  =============  ================  =============  ==============
Basic earnings per share                                                                              $   $1.35       $    1.36
                                                                                                   =============  ==============
Diluted earnings per share                                                                            $    1.30       $    1.31
                                                                                                   =============  ==============
Weighted average shares outstanding -- basic                                                             27,083          27,083
                                                                                                   =============  ==============
Weighted average shares outstanding -- diluted                                                           28,195          28,195
                                                                                                   =============  ==============

Reconciliation of actual results to pro forma results for the fiscal year ended
September 30, 2003:

     Headwaters' historical net income as reported                                     $  36,631
     Eldorado's historical net income                                                      2,665
     Tapco's historical net income                                                        13,742
     Net increase in amortization expense on acquired intangible assets                  (10,017)
     Net increase in interest expense on new debt facilities                             (12,889)
     Income tax effect of above adjustments                                                6,830
                                                                                 ----------------
     Pro forma net income shown above                                                  $  36,962
                                                                                 ================

HEADWATERS INCORPORATED
Reconciliation of Pro Forma EBITDA
for the Last Twelve Months Ended June 30, 2004
(thousands of dollars)

                                                                                                   Pro Forma
                                                                                                   Consolidated
                                                                                                   Twelve Months
                                                                                                   Ended June 30,
                                                                                                        2004
                                                                                                   -------------
Headwaters:
     Last twelve months ("LTM") net income                                                            $  56,025
     LTM net interest expense                                                                            15,717
     LTM income taxes                                                                                    35,205
     LTM depreciation and amortization                                                                   14,958
                                                                                                   -------------
Headwaters LTM EBITDA                                                                                   121,905

Eldorado:
     Pro forma EBITDA for the eleven months ended May 31, 2004                                           20,702

Tapco:
     Pro forma EBITDA for the twelve months ended July 31, 2004                                          77,836
                                                                                                   -------------
Pro forma combined LTM EBITDA                                                                         $ 220,443
                                                                                                   =============


Reconciliation of Eldorado Pro Forma EBITDA:
     Pro forma LTM net income                                                                         $   3,134
     Pro forma LTM net interest expense                                                                   6,717
     Pro forma LTM income taxes                                                                           2,004
     Pro forma LTM depreciation and amortization                                                          8,847
                                                                                                   -------------
                                                                                                      $  20,702
                                                                                                   =============

Reconciliation of Tapco Pro Forma EBITDA:
     Pro forma LTM net income                                                                         $   7,211
     Pro forma LTM net interest expense                                                                  41,365
     Pro forma LTM income taxes                                                                           4,610
     Pro forma LTM depreciation and amortization                                                         24,025
     Non recurring management fees                                                                          625
                                                                                                   -------------
                                                                                                      $  77,836
                                                                                                   =============